UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2010

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On June 7, 2010, the Compensation and Personnel Committee of the Board of Directors of Alaska Communications Systems Group, Inc. ("ACS") approved and ratified the ACS 2010 Officer Severance Policy (the "Policy"). The Policy amended and replaced the ACS 2008 Officer Severance Policy to, among other things:

• revise the definitions for some defined terms including:
- "for cause", by providing that ineffectual job performance or failure to perform one’s job with minimal effectiveness qualify as "for cause" reasons for termination, and by allowing termination for cause if one’s conduct is negligent in carrying out duties or is "harmful to the Company"; and
- "good reason," by providing that a significant reduction in title is "good reason" to resign, recognizing that ACS may have a business need to modify an Officer’s assigned responsibilities or to reassign employees reporting to an Officer without those changes, in and of themselves, constituting "good reason".

• eliminate the severance benefit of accelerated or post-termination vesting of unvested equity compensation, except in the case of a change of control; and

• include a "clawback" provision allowing the Board of Directors or committee of the Board of Directors to require the return of any cash incentive or bonus payments or any equity awards (or the value thereof) that were provided to an executive based upon company or individual performance which is later discovered to be based on intentional misconduct or unethical behavior resulting in the company having to file a material restatement of company financial results.

The Policy is attached to this report as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

Exhibit 10.1 ACS 2010 Officer Severance Policy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

November 3, 2010	By:	/s/ Leonard Steinberg

Name: Leonard Steinberg
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	ACS 2010 Officer Severance Policy